UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 31, 2004

ANADIGICS, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-25662	22-2582106
(State of other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren NJ 07059
(Address of principal executive offices)

Registrants telephone number, including area code - 908-668-5000

Item 2.02 Results of Operations and Financial Condition

On February 11, 2005, ANADIGICS Inc. ("ANADIGICS") is issuing a press release and holding a conference call announcing its financial results for the full year ending December 31, 2004. A copy of the release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANADIGICS, Inc.
Date: February 11, 2005	By:	/s/ Thomas Shields
Title Sr. Vice President & CFO

EXHIBIT INDEX

EXHIBIT NO.	99.1	DESCRIPTION Press release dated February 11, 2005, announcing ANADIGICS, Inc.'s financial results for the full year ended December 31, 2004.

ANADIGICS Reports Results for the Quarter and Year-Ended December 31, 2004

WARREN, N.J., Feb. 11 /PRNewswire-FirstCall/ -- ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported fourth quarter revenue of $22.4 million compared to revenue of $23.3 million in the year-ago quarter. The net loss for the quarter was $10.3 million or $0.31 per share compared with a net loss of $12.1 million or $0.39 per share in the year-ago quarter.

Full-year 2004 revenues were $91.3 million versus 2003 revenue of $75.2 million, an increase of 21.5%. The net loss for the full-year of $43.1 million or $1.33 per share compares with a net loss of $50.8 million or $1.65 per share for the year-ago period.

At year-end December 31, 2004, cash and short and long-term marketable securities were $104.1 million and decreased by $3.8 million from that held at the end of the third-quarter 2004.

"We are pleased by the strong 21% year-over-year growth in revenues that we achieved in 2004. During the past year, ANADIGICS significantly increased sales growth of our GSM and WLAN solutions," stated Dr. Bami Bastani, President & CEO of ANADIGICS, Inc. "We are starting the new year off with our broadest portfolio of innovative new products to address some of the fastest growing markets in wireless and broadband communications."

"In 2004, we have delivered in excess of 60% of the incremental revenue to gross profit through manufacturing efficiency and lower products costs, and we continue to reduce operating expenses providing for greater leverage in our financial operating model," remarked Tom Shields, Senior Vice President and Chief Financial Officer of ANADIGICS, Inc.

Outlook for 2005
Revenue for the first quarter of 2005 is expected to be seasonally lower by 5% - 7% compared with the fourth quarter of 2004. The loss per share is estimated to equal the fourth quarter 2004 of $0.31. The seasonality reflects expected lower wireless revenues for handsets, partially offset by stronger demand for our broadband products.

Highlights of the Quarter

ANADIGICS Introduces Industry's Most Highly Integrated Dual-Band WLAN Power Amplifier

November 8, 2004 - ANADIGICS, Inc. announced the introduction of the AWL6950 dual-band 4 mm by 4 mm indium gallium phosphide heterojunction bipolar transistor (InGaP HBT) power amplifier (PA). This PA supports the 2.4 GHz and 5 GHz bands, which allows wireless local area network (WLAN) equipment manufacturers to use a single PA for 802.11b, 802.11a, 802.11g, 802.11a/b, and 802.11a/b/g applications. The small footprint AWL6950 is the industry's most highly integrated dual-band PA, requiring only two external capacitors, which significantly reduces printed circuit board (PCB) space requirements.

ANADIGICS Supplies SCDMA Power Amplifier Modules to Xinwei Telecom

October 27, 2004 - ANADIGICS, Inc. announced that the Company is shipping its AWT6109 and AWT6114 indium gallium phosphide heterojunction bipolar transistor (InGaP HBT) power amplifiers (PAs) to Xinwei Telecom Technology, Inc., Beijing, China. Xinwei, which has exclusive intellectual property rights for the SCDMA wireless local loop (WLL) system, is using the AWT6109 and AWT6114 in several new mobile handset models. Designed primarily for use in rural areas, SCDMA operates in the 1785 MHz to 1805 MHz band, offers 32 code channels for each carrier, and provides a 5 km to 15 km base-station-coverage radius.

ANADIGICS Introduces New Family of 6 mm by 6 mm GSM/GPRS Power Amplifier Modules

October 13, 2004 - ANADIGICS, Inc. announced today two new 6 mm by 6 mm GSM/GPRS InGaP HBT power amplifier (PA) modules with integrated power control. The AWT6166 quad band PA module and AWT6167 dual band PA module use a pin-out, RF engine, and power control scheme that are compatible with ANADIGICS' current generation of 7 mm by 7 mm GSM PAs, reducing the requirement for software changes and minimizing production calibration needs for GSM handset manufacturers. This generational compatibility enables handset manufacturers to reduce time-to-market when migrating to smaller PAs for new platforms.

CONFERENCE CALL

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern time. A live audio Webcast will be available at http://www.anadigics.com . A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-4197 (available until February 18).

ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification and is certified to the ISO 9001:2000 and ISO 14001:1996 quality standards.

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003, and those discussed elsewhere herein.

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(Unaudited)	(Unaudited)

Net sales	$22,415	$23,338	$91,350	$75,212
Cost of sales	19,162	21,060	77,355	71,927
Gross profit	3,253	2,278	13,995	3,285
Research and development expenses	7,654	8,609	33,306	32,075
Selling and administrative expenses	5,140	5,586	22,511	19,420
Restructuring and other charges	-	300	-	925
Purchased in-process R&D	-	173	-	1,863
Operating loss	(9,541)	(12,390)	(41,822)	(50,998)
Interest income	524	715	2,203	3,344
Interest expense	(1,250)	(940)	(4,085)	(3,761)
Gain on note repurchase	0	-	327	-
Other (expense) income	(13)	116	295	276
Loss before income taxes	(10,280)	(12,499)	(43,082)	(51,139)
Benefit from income taxes	-	(382)	-	(382)
Net loss	$(10,280)	$(12,117)	$(43,082)	$(50,757)

Loss per share	$(0.31)	$(0.39)	$(1.33)	$(1.65)

Weighted average common
shares outstanding	32,934	30,813	32,413	30,717

(in thousands)	December 31, 2004	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$11,171	$18,525
Marketable securities	63,615	54,130
Accounts receivable	10,770	12,074
Inventory	14,436	10,321
Prepaid expenses and other current assets	3,073	3,243
Total current assets	103,065	98,293

Marketable securities	29,265	48,975

Plant and equipment, net	43,038	55,242

Goodwill and other intangibles, net of amortization	6,297	1,788
Other assets	4,230	3,600
	$185,895	$207,898

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$8,021	$9,497
Accrued liabilities	4,783	5,618
Accrued restructuring costs	726	1,994
Capital lease obligations	18	84
Total current liabilities	13,548	17,193

Other long-term liabilities	3,032	2,959
Long-term debt	84,700	66,700

Stockholders’ equity	84,615	121,046
	$185,895	$207,898